UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                                  May 15, 2008
                Date of Report (Date of earliest event reported)


                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


           MISSOURI                      0-20632                 43-1175538
 (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)


                 135 NORTH MERAMEC, CLAYTON, MISSOURI     63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the  Exchange  Act (17 CFR
    240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                                       FIRST BANKS, INC.

                                       TABLE OF CONTENTS

                                                                                              Page
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
ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.....................................     1

ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.................................     1

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
            UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.........................     1

ITEM 4.02   NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
            RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW...............................     2

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS..............................................     3

SIGNATURE..................................................................................     4


ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

       The Company has formed FB Holdings, LLC, a limited liability company organized in the state of Missouri ("FB Holdings"). FB Holdings will operate as a majority-owned subsidiary of First Bank, the Company's indirect wholly-owned banking subsidiary, and was formed for the primary purpose of holding and managing certain nonperforming loans and assets to allow the liquidation of such assets at a time that is more economically advantageous to the Company. On May 16, 2008, First Capital America, Inc., a corporation owned by First Banks' Chairman of the Board and members of his immediate family ("FCA"), committed to invest up to $40.0 million in cash in FB Holdings. First Bank expects to contribute certain nonperforming loans and assets and FCA expects to contribute cash to FB Holdings on or before June 30, 2008. Upon capitalization, First Bank will own 51% of FB Holdings and FCA will own the remaining 49% of FB Holdings. The contribution of cash by FCA will be reflected as minority interest in the Company's consolidated financial statements and, consequently, will result in an increase in the Company's total risk-based capital ratio.

       The Company issued a press release announcing the planned capital raise, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

       First Banks entered into a Termination Agreement with Wells Fargo Bank, National Association, as Agent ("Wells Fargo"), JP Morgan Chase Bank, N.A., LaSalle Bank National Association, The Northern Trust Company, Union Bank of California, N.A., Fifth Third Bank (Chicago) and U.S. Bank National Association, dated as of May 19, 2008 (the "Termination Agreement"), regarding the Secured Credit Agreement, dated August 8, 2007, as amended by the First Amendment to Secured Credit Agreement and the Second Amendment to Secured Credit Agreement, each dated February 12, 2008 (the foregoing, collectively, the "Former Credit Agreement") by and among these same parties.

       In accordance with the terms and conditions of the Termination Agreement, First Banks repaid in full all of its existing obligations associated with the Former Credit Agreement in the aggregate amount of $58.1 million, including the accrued interest and fees thereon. First Banks repaid in full its obligations under the Former Credit Agreement with existing cash reserves, dividends from First Bank, and advances under the New Credit Agreement, as further described in
Item 2.03 below. First Banks did not incur any material early termination penalties under the terms and conditions of the Termination Agreement.


ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

       On May 15, 2008, First Banks, Inc. ("First Banks" or the "Company") entered into a Revolving Credit Note and a Stock Pledge Agreement (collectively, the "New Credit Agreement") with Investors of America Limited Partnership ("Investors of America, LP"). Investors of America, LP is a Nevada limited partnership that was created by and for the benefit of Mr. James F. Dierberg, Chairman of the Company's Board of Directors, and members of his immediate family.

       The New Credit Agreement provides for a $30.0 million secured revolving line of credit to be utilized for general working capital needs and capital investments in subsidiaries. First Banks advanced the entire $30.0 million under the New Credit Agreement on May 15, 2008 and utilized the proceeds of the advance to terminate and repay in full all of the obligations under its existing secured credit agreement with a group of unaffiliated financial institutions, as defined and further described in Item 1.02 above. Advances outstanding under the New Credit Agreement bear interest at the three-month London Interbank Offered Rate ("LIBOR") plus 300 basis points. Interest is payable on outstanding advances on the first day of each month (in arrears) and the aggregate principal balance of all outstanding advances and any accrued interest thereon is due and payable in full on June 30, 2009, the maturity date of the New Credit Agreement. The maturity date of the New Credit Agreement may be accelerated at the option of Investors of America, LP if an event of default under the New Credit Agreement has occurred and has not been cured to the satisfaction of Investors of America LP. The default provisions of the New Credit Agreement are normal and customary for agreements of this type. In this situation, the aggregate principal balance of all outstanding advances and any accrued interest thereon will become immediately due and payable in full. The New Credit Agreement is secured by First Banks' ownership interest in all of the capital stock of both The San Francisco Company ("SFC"), a Delaware corporation, and Coast Financial Holdings, Inc. ("CFHI"), a Florida corporation.

       The Company issued a press release announcing the New Credit Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

       On May 13, 2008, management identified certain transactions that originated within the Company's mortgage banking division that did not appear to have been properly reflected in the Company's consolidated financial statements as of and for the period ended March 31, 2008, and in the Company's consolidated financial statements as of and for the years ended December 31, 2007, 2006, 2005, 2004 and 2003 (the "Transactions"). As a result of the identification of the Transactions, the Company filed a Form 12b-25 on May 16, 2008 indicating that it could not complete the timely filing of its Quarterly Report on Form 10-Q as of and for the period ended March 31, 2008 (the "Quarterly Report") until a more thorough evaluation of the Transactions could be completed by management which, at that time, was dependent upon the receipt, examination and evaluation of additional information related to the Transactions.

       On May 16, 2008, the Audit Committee of the Company's Board of Directors (the "Audit Committee") met with management and jointly concluded the Company's previously filed consolidated financial statements as of and for the years ended December 31, 2007, 2006, 2005, 2004 and 2003, the related reports of the Company's independent registered public accounting firm, and management's report on internal control over financial reporting as of December 31, 2007, should no longer be relied upon due to the fact these consolidated financial statements did not properly reflect the Transactions. Consequently, the Company will amend its Annual Report on Form 10-K as of and for the year ended December 31, 2007 to properly reflect the Transactions in the consolidated financial statements reported therein (the "Amended Form 10-K"), which will be subject to audit by the Company's independent registered public accounting firm. The Company will also delay the filing of its Quarterly Report until completion and filing of the Amended Form 10-K. The Company intends to file the Amended Form 10-K and the Quarterly Report as soon as reasonably practical.

       The Audit Committee has commissioned an investigation into the circumstances and possible irregularities that led to the improper recording of the Transactions in the Company's consolidated financial statements. Furthermore, management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Company's independent registered public accounting firm, KPMG LLP.

       The Company's preliminary analysis indicates the improper recognition of the Transactions in the Company's consolidated financial statements resulted in an understatement of a repurchase agreement obligation, including the related interest expense thereon, and an overstatement of mortgage banking revenues for the years ended December 31, 2007, 2006, 2005 and 2004. For the year ended December 31, 2003, the Company's consolidated financial statements resulted in an understatement of a repurchase agreement obligation, including the related interest expense thereon, and an understatement of mortgage banking revenues. The following table summarizes the preliminary estimated impact of the changes in the Company's previously reported net income and the Company's net income expected to be reported for the years ended December 31, 2007, 2006, 2005, 2004 and 2003 in the Amended Form 10-K, which are subject to change based on the results of the investigation commissioned by the Audit Committee:


         Year Ended                Net Income                 Net Income
        December 31,           Previously Reported            As Restated
        ------------           -------------------            -----------
                                     (dollars expressed in thousands)

            2007                  $   57,234                   $   51,077
            2006                     111,694                      108,230
            2005                      96,906                       95,480
            2004                      82,908                       81,565
            2003                      62,811                       63,606
                                  ==========                   ==========

       The amount of the understatement of the repurchase agreement obligation in the consolidated balance sheets, including the related accrued interest thereon, was approximately $33.5 million, $24.7 million, $19.0 million, $16.7 million and $14.4 million, at December 2007, 2006, 2005, 2004 and 2003, respectively. In addition, the Company expects to report a net loss of approximately $5.5 million for the quarterly period ended March 31, 2008 upon filing of its Quarterly Report. Exclusive of the Transactions, the Company would have reported a net loss for the quarter ended March 31, 2008; however, the net loss increased by approximately $1.1 million as a result of the Transactions.


       The Company issued a press release announcing the restatement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits.

            Exhibit Number      Description
            --------------      -----------

                99.1 Press release dated as of May 21, 2008 - filed herewith

                                    SIGNATURE


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FIRST BANKS, INC.



Date:  May 21, 2008                             By: /s/ Terrance M. McCarthy
                                                   -----------------------------
                                                        Terrance M. McCarthy
                                                        President and
                                                        Chief Executive Officer